EXHIBIT 99.2
THE COURT OF CHANCERY OF THE STATE OF DELAWARE

TEACHERS’ RETIREMENT SYSTEM OF	)
LOUISIANA,	)
)
Plaintiff,	)
)
v.	)
)
MAURICE R. GREENBERG,	)
EDWARD E. MATTHEWS, HOWARD I.	)
SMITH, THOMAS R. TIZZIO, and	)
C.V. STARR & CO., INC.,	)	C.A. No. 20106-VCS
)
Defendants,	)
)
-and-	)
)
AMERICAN INTERNATIONAL GROUP,	)
INC., a Delaware corporation,	)
)
Nominal and Cross-Claim	)
Defendant.
NOTICE OF PENDENCY OF DERIVATIVE ACTION, PROPOSED SETTLEMENT OF
DERIVATIVE ACTION, SETTLEMENT HEARING,
AND RIGHT TO APPEAR

TO:	ALL RECORD AND BENEFICIAL HOLDERS OF SHARES OF THE COMMON STOCK OF AMERICAN INTERNATIONAL GROUP, INC. (“AIG” OR THE “COMPANY”) AT THE CLOSE OF BUSINESS ON SEPTEMBER 30, 2008 (THE “RECORD DATE”).

PURPOSE OF NOTICE
     1. The purpose of this Notice is to inform you of the above-captioned action (the “Derivative Action”) pending in the Court of Chancery of the State of Delaware (the “Court”), the proposed settlement of the Derivative Action (the “Settlement”), a hearing on the proposed settlement (the “Settlement Hearing”), and your right, among other things, to participate in the

Settlement Hearing.1 The Settlement Hearing will be held before The Honorable Leo E. Strine, Jr., Vice Chancellor, on December 17, 2008 at 2:30 p.m., at the New Castle County Courthouse, 500 North King Street, Wilmington, DE 19801 to: (i) determine whether the terms and conditions of the proposed Settlement provided for in the stipulation of settlement executed on September 29, 2008 (the “Stipulation”), including the payment of One Hundred Fifteen Million U.S. Dollars ($115,000,000) (the “Settlement Fund”), are fair, reasonable, adequate, and in the best interests of American International Group, Inc. (“AIG” or the “Company”) and its stockholders; (ii) determine whether Judgment should be entered dismissing with prejudice the claims asserted in the Derivative Action by Plaintiff Teachers’ Retirement System of Louisiana (“TRSL”) on behalf of the stockholders of the Company and the Company itself; (iii) hear and determine any objections to the Settlement; (iv) determine whether TRSL and Plaintiff’s Counsel have adequately represented the interests of the Company and its shareholders; (v) if the Court approves the Settlement and enters Judgment, determine whether, and in what amount, it should award attorneys’ fees and expenses to Plaintiff’s Counsel; and (vi) consider other such matters as the Court deems appropriate.
          The Court has reserved the right to adjourn or continue the Settlement Hearing, including consideration of the application by Plaintiff’s Counsel for attorneys’ fees, without further notice to you other than by announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Parties to the Stipulation and without further notice of any kind.

[1]	All capitalized terms in this Notice have the meaning given to them in this Notice and/or in the Stipulation of Settlement.

FACTUAL BACKGROUND
          THE DESCRIPTION OF THE DERIVATIVE ACTION AND THE SETTLEMENT THAT FOLLOWS HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.
     1. On December 31, 2002, TRSL, a stockholder of AIG, brought an action (the “Initial Complaint”), derivatively on behalf of AIG, against AIG directors M. Bernard Aidinoff, Eli Broad, Pei-Yuan Chia, Marshall A. Cohen, Barber B. Conable, Jr., Robert L. Crandall, Martin S. Feldstein, Ellen V. Futter, Maurice R. Greenberg, Carla A. Hills, Frank J. Hoenemeyer, Richard C. Holbrooke, Edward E. Matthews, Howard I. Smith, Martin J. Sullivan, Thomas R. Tizzio, Edmund S. W. Tse, Jay S. Wintrob, Frank G. Wisner, and Frank G. Zarb.
     2. The Initial Complaint alleged that during the years 1999 through 2001, AIG’s directors breached their fiduciary duties to AIG in connection with the payment of commissions for the production of insurance business to certain managing general agencies (the “Starr Agencies”) owned by C.V. Starr & Company, Inc. (“C.V. Starr”), a private company then owned by, among others, the defendants, and the payment of service and rental fees to Starr International Company, Inc. (“SICO”), a private company then controlled by, among others, the defendants.
     3. On December 31, 2002, Mr. Matthews retired from his position as Senior Vice Chairman of Investments and Financial Services of AIG.
     4. On January 7, 2003, the AIG Board of Directors (the “AIG Board”) formed a special litigation committee (“SLC”) consisting of two non-management directors of AIG who had no financial interest in C.V. Starr or SICO (Marshall A. Cohen and Frank J. Hoenemeyer) to

investigate the claims asserted in the Derivative Action and to determine, among other things, whether pursuit of such claims would serve the best interests of AIG and its stockholders.
     5. The SLC retained two law firms (Weil Gotshal & Manges LLP and Morris, Nichols, Arsht & Tunnell) as well as an accounting advisor (KPMG LLP) and insurance industry advisor (Bernd G. Heinze) to assist the SLC in its investigation.
     6. On May 14, 2003, Mr. Tizzio resigned from the AIG Board.
     7. On May 14, 2003, Mr. Matthews resigned from the AIG Board.
     8. On August 14, 2003, the SLC issued a 146-page report (“First SLC Report”) detailing its findings and filed a motion to terminate the Derivative Action.
     9. From August 2003 to May 2005, TRSL and the SLC engaged in discovery and briefing regarding the SLC’s motion to terminate the Derivative Action.
     10. On March 14, 2005, Mr. Smith’s employment with AIG ended;
     11. On March 14, 2005, Mr. Greenberg retired from his position as Chief Executive Officer of AIG and, on March 28, 2005, Mr. Greenberg retired from his position as Chairman of the Board.
     12. On May 17, 2005, TRSL filed an amended complaint (the “Amended Complaint”) that, inter alia, expanded the scope of the claims alleged in the Initial Complaint to include the years 2002, 2003, 2004 and 2005 and added new defendants, including C.V. Starr, to the case.
     13. On May 27, 2005, the SLC requested that the Court postpone scheduling of oral argument on the SLC’s motion to terminate the Derivative Action in order to facilitate settlement discussions among the parties.
     14. On June 3, 2005, Mr. Smith resigned from the AIG Board.

     15. On June 8, 2005, Mr. Greenberg resigned from the AIG Board.
     16. On November 10, 2005, AIG director Michael Sutton was appointed to the SLC to replace Frank Hoenemeyer, who had retired from the AIG Board.
     17. On January 4, 2006, the SLC issued a second report to the AIG Board in which the SLC determined to withdraw its motion to terminate the Derivative Action in return for TRSL’s agreement (i) to dismiss its claims with prejudice against all present and past AIG directors who never owned C.V. Starr stock, and (ii) to dismiss its claims without prejudice against all present and past AIG directors who owned C.V. Starr stock and who remained with AIG following Mr. Greenberg’s departure from AIG.
     18. On February 16, 2006, the Court granted an order to which TRSL and the SLC had stipulated whereby (i) the SLC withdrew its motion to terminate the Derivative Action; (ii) the Derivative Action was dismissed with prejudice against defendants Aidinoff, Broad, Chia, Cohen, Feldstein, Futter, Hills, Hoenemeyer, Wisner and Zarb; and (iii) the Derivative Action was dismissed without prejudice with respect to defendants Kanak, Sullivan, Tizzio, Tse, and Wintrob, although those dismissals would be converted to with prejudice dismissals at the conclusion of the Derivative Action.
     19. On or about October 31, 2005, the remaining defendants Greenberg, Matthews, Smith and C.V. Starr filed motions to dismiss the Amended Complaint.
     20. On various dates in 2006, AIG terminated its relationship with each of the Starr Agencies and, shortly thereafter, each of the Starr Agencies entered new MGA relationships with insurance companies unaffiliated with AIG, including subsidiaries of Berkshire Hathaway, ACE, Chubb and Lloyds.
     21. On March 31, 2006, Mr. Tizzio’s employment with AIG ended.

     22. On June 22, 2006, the Court granted in part and denied in part the defendants’ motions to dismiss the Amended Complaint.
     23. On July 21, 2006, TRSL filed a second amended derivative complaint (“Second Amended Complaint”) in the Derivative Action.
     24. Between July 21, 2006 and June 11, 2008, the Parties conducted fact and expert discovery related to the claims set forth in the Second Amended Complaint, including producing over one million pages of documents and deposing 62 fact and expert witnesses.
     25. On April 20, 2007, defendants C.V. Starr, Greenberg, Matthews and Smith filed a motion for leave to file (i) a third-party complaint joining as defendants to the Derivative Action certain directors of AIG who were previously defendants in the Derivative Action as well as other officers and directors of AIG and/or its subsidiaries who participated in and/or benefited financially from the transactions challenged in the Derivative Action (the “Third-Party Complaint”), and (ii) a cross-claim against AIG relating to hundreds of millions of dollars in benefits Defendants contended AIG obtained as a result of its relationship with C.V. Starr (the “Cross-Claim”);
     26. On June 13, 2007, the Court granted Defendants’ motion for leave to file the Cross-Claim but denied the motion for leave to file the Third-Party Complaint.
     27. On February 19, 2008, pursuant to leave of Court first sought in November 2007, TRSL filed its third amended derivative complaint (“Third Amended Derivative Complaint”) in the Action adding Thomas R. Tizzio as a defendant along with the remaining AIG director defendants Maurice R. Greenberg, Edward E. Matthews and Howard I. Smith (with Tizzio, collectively, the “Director Defendants”).

     28. The Director Defendants are former officers of AIG and members of the AIG Board, who served AIG as follows:
Maurice R. Greenberg: Director, 1967 — June 8, 2005; Chief Executive Officer, 1967 — March 14, 2005.
Edward E. Matthews: Director, 1973 — May 14, 2003; Senior Vice Chairman, Investments and Financial Services, 2001 — December 31, 2002.
Howard I. Smith: Director, 1997 — June 3, 2005; Executive Vice President, 1995 - March 14, 2005; Chief Financial Officer, 1996 — March 14, 2005.
Thomas R. Tizzio: Director, 1986 — May 14, 2003; Senior Vice Chairman, General Insurance, 1997 — March 31, 2006.
     29. The Third Amended Derivative Complaint asserts claims against the Director Defendants for breach of fiduciary duty and against C.V. Starr for aiding and abetting alleged breaches of fiduciary duties to AIG and for unjust enrichment.
     30. Following the conclusion of fact and expert discovery, the Parties and certain insurance carriers that had issued certain directors’ and officers’ liability policies (“Insurance Carriers”) engaged in mediation under the auspices of the Honorable Nicholas H. Politan (U.S.D.J., D.N.J) (ret.), which mediation took place over a four-month period.
     31. The trial in this matter was scheduled to commence on September 15, 2008.
     32. TRSL, having thoroughly considered the facts and law underlying the Derivative Action, after weighing the costs and uncertainties of continued litigation against the likelihood of success, and taking into account the financial circumstances of AIG, has determined that it is in the best interests of the Company and its stockholders that the Derivative Action be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation, and that those terms and conditions are fair, reasonable, and adequate.

     33. Defendants, who believe they have substantial defenses to the claims alleged against them in the Third Amended Derivative Complaint, have denied and continue to deny the allegations of wrongdoing, liability, and/or violations of any laws and/or the existence of any damages asserted in or arising from the Derivative Action, but have nevertheless concluded that further litigation in connection with the Derivative Action would be protracted, time-consuming, expensive, and distracting, and that it is desirable, taking into account the magnitude of TRSL’s demands for damages and interest and the commitment from the Insurance Carriers to provide more than 74% of the $115 million Settlement Fund, that the Derivative Action be fully and finally settled in the manner and upon the terms and conditions as set forth in the Stipulation, and that these terms are fair, reasonable, and adequate.
SUMMARY OF THE SETTLEMENT
     34. In order to effect a full and final settlement of the Derivative Action, within fourteen (14) business days after Monday, September 29, 2008, Defendants are obligated to cause cash payments in the aggregate amount of the Settlement Fund to be made by wire transfer into an interest-bearing account maintained at Mellon Bank (the “Escrow Account”) to hold the Settlement Fund. The Settlement Fund shall be composed of Eighty Five Million Five Hundred Thousand U.S. Dollars ($85,500,000) funded by the Insurance Carriers, Twenty Eight Million Two Hundred Fifty Thousand U.S. Dollars ($28,250,000) funded by Defendant C.V. Starr, and One Million Two Hundred Fifty Thousand U.S. Dollars ($1,250,000) funded by Defendant Tizzio. Plaintiff’s Counsel shall serve as Escrow Agent for the Escrow Account in accordance with the terms and conditions set forth in the Stipulation.
     35. The Stipulation, the settlement of the Derivative Action, the entry of Judgment, and whether the Judgment can become Final are not conditioned upon the approval of an award of attorneys’ fees, costs and/or expenses, either at all or in any particular amount, by the Court. In the event that attorneys’ fees are not awarded by the Court, or awarded in a manner that is unsatisfactory to any of the Parties, the Stipulation nevertheless shall remain in force.
     36. Once the Judgment becomes Final (as defined in the Stipulation), the Settlement Fund and interest earned on the Settlement Fund shall be applied as follows:
          a. Within five (5) business days after the date that the Court approves the Settlement and the Settlement becomes Final (the “Derivative Final Settlement Date”), the Escrow Agent shall (i) remit to AIG the amount of the Settlement Fund minus the amount of attorneys’ fees and expense reimbursement awarded by the Court in response to Plaintiff’s Counsel’s request (the “Fee Award”) (the Settlement Fund minus the Fee Award is the “Net Settlement Fund”) and (ii) remit to Plaintiff’s Counsel the amount of the Fee Award plus interest earned on the amount of the Fee Award.
          b. The costs of maintaining the Escrow Account and of (a) publishing the Summary Notice on PR Newswire and Investor’s Business Daily and (b) mailing, by first class U.S. or electronic mail, the Notice to AIG’s twenty (20) largest institutional stockholders of record, not including Defendants Greenberg, SICO, or C.V. Starr, shall be paid out of interest earned on the Net Settlement Fund. After the payment of these costs, any remaining interest earned on the Net Settlement Fund will be remitted to AIG.
          c. Should the amount of the Fee Award be challenged on appeal and reduced, Plaintiff’s Counsel will repay the difference to AIG once such determination becomes Final. Should the amount of the Fee Award be challenged on appeal and increased, AIG will pay the difference to Plaintiff’s Counsel once such determination becomes Final.

     37. If, after any payment has been made into the Escrow Account and prior to the Derivative Final Settlement Date, the Stipulation is invalidated or overturned for any reason, or the Judgment does not become Final for any reason, the amounts in the Escrow Account shall be distributed to the Defendants and the Insurance Carriers who made contributions to the Escrow Account, divided proportionally according to the size of their respective contributions.
     38. On the Derivative Final Settlement Date, (i) AIG and all AIG stockholders will release all AIG Released Claims against the Defendant Released Persons, (ii) Defendants will release all Defendant Released Claims against AIG Released Persons, and (iii) AIG and Defendants will release TRSL and Plaintiff’s Counsel from any and all claims relating to their conduct in litigating the Derivative Action.
     39. For purposes of the Settlement, the following terms are defined in the Stipulation as follows:
          a. “AIG Released Claims” means any and all Claims of any nature, whether known or unknown, suspected or unsuspected, from the beginning of time to the present, that have been, could have been, or might have been asserted by or on behalf of AIG in the Derivative Action and that are based upon, arise out of, or relate in any way, directly or indirectly, to any of the allegations made in the Third Amended Derivative Complaint or to any of the events that were the subject of the Third Amended Derivative Complaint concerning the business dealings between C.V. Starr, the Starr Agencies or SICO, on the one hand, and AIG, on the other hand. For the avoidance of doubt, AIG Released Claims shall not mean and does not include: (i) any Claims to enforce the terms of the Stipulation; (ii) any Claims presently asserted and pending in the Other Litigations (as defined in the Stipulation), or other Claims that are not barred by the first sentence of this paragraph; (iii) any Claims arising under Other Written

Agreements (as defined in the Stipulation); (iv) any Claims based upon conduct occurring after the date the Stipulation was executed, including but not limited to, any Claims for breach of any confidentiality agreements or orders governing the Parties in the Derivative Action; and (v) any Claims related to the management, operation and conduct of AIG and the disclosures made by AIG at any time after March 14, 2005, other than those that concern the business dealings between C.V. Starr, the Starr Agencies or SICO, on the one hand, and AIG, on the other hand, that were the subject of the Third Amended Derivative Complaint.
          b. “AIG Released Persons” means the Company and/or each of its parents, divisions, subsidiaries, predecessors, successors, assigns, affiliates, partnerships, and joint ventures, as well as, solely in their capacities as such, past or present officers, directors, employees, agents, contractors, subcontractors, representatives, auditors, accountants, attorneys, and bankers, including any person or entity controlled by, controlling, or under common control with any of them.
          c. “Defendant Released Claims” means any and all Claims of any nature, whether known or unknown, suspected or unsuspected, from the beginning of time to the present, (a) that have been, could have been, or might have been asserted by or on behalf of the Defendants in the Derivative Action and that are based upon, arise out of, or relate in any way, directly or indirectly, to any of the allegations made in the Third Amended Derivative Complaint or to any of the events that were the subject of the Third Amended Derivative Complaint concerning the business dealings between C.V. Starr, the Starr Agencies or SICO, on the one hand, and AIG, on the other hand, and (b) by the Director Defendants for indemnification from AIG relating solely to the Derivative Action, provided, however, that (i) AIG will not seek reimbursement of any attorneys’ fees and expenses it has advanced or paid to date to any of the

Director Defendants in connection with the Derivative Action and (ii) AIG may advance and reimburse Thomas R. Tizzio for his attorneys’ fees and expenses incurred through the conclusion of the Derivative Action. For the avoidance of doubt, Defendant Released Claims shall not mean and does not include: (i) any Claims to enforce the terms of this Stipulation; (ii) any Claims presently asserted and pending in certain Other Litigations (as defined in the Stipulation), or other Claims that are not barred by the first sentence of this paragraph; (iii) any Claims arising under Other Written Agreements (as defined in the Stipulation); (iv) any Claims for indemnification or advancement for any action or proceeding other than the Derivative Action; (v) any Claims by the Defendants to enforce any pension rights; (vi) any Claims based upon conduct occurring after the date the Stipulation was executed, including but not limited to, any such Claims for breach of any confidentiality agreements or orders governing the Parties in the Derivative Action; and (vii) any Claims related to the management, operation and conduct of AIG and the disclosures made by AIG at any time after March 14, 2005, other than those that concern the business dealings between C.V. Starr, the Starr Agencies or SICO, on the one hand, and AIG, on the other hand, that were the subject of the Third Amended Derivative Complaint.
          d. “Defendant Released Persons” means each of the Director Defendants, C.V. Starr and SICO and each of their respective family members, spouses, heirs, estates, trusts, beneficiaries, foundations, corporations, parents, divisions, subsidiaries, partnerships, joint ventures, limited liability companies, subsidiaries, predecessors, successors, assigns, and affiliates, as well as, solely in their capacities as such, executors, administrators, trustees, representatives, contractors, subcontractors, directors, officers, employees, agents, accountants, auditors, bankers, and attorneys, including any person or entity controlled by, controlling, or under common control with any of them.

          e. “Claims” means: (i) any and all causes of action, claims, damages, and awards; (ii) equitable, legal and administrative relief; and/or (iii) interest, demands or rights. “Claims” includes, without limitation, claims for contribution, subrogation, rescission, restitution, attorneys’ fees, costs and/or expenses (except as set forth in the Stipulation with respect to Plaintiff’s Counsel’s fees and expenses), unjust enrichment, and all other forms of recovery or damages of any kind, including those in excess of actual damages and whether based on federal, state or local law, statute, ordinance, regulation, contract, common law, or any other source.
THE COURT HAS NOT DETERMINED THE MERITS OF ANY OF THE CLAIMS MADE BY THE NAMED SHAREHOLDER PLAINTIFF AGAINST, OR THE DEFENSES OF, THE DEFENDANTS AND/OR THE COMPANY. THIS NOTICE DOES NOT IMPLY, THEREFORE, THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF ANY LAW OR THAT RELIEF IN ANY FORM OR RECOVERY IN ANY AMOUNT COULD BE HAD IF THE LITIGATION WERE NOT SETTLED.
DISMISSAL
     40. It is the intent of the Parties that the proposed Settlement, if approved by the Court, will result in a dismissal of the Derivative Action in its entirety, with prejudice.
     41. Upon the Derivative Final Settlement Date, TRSL, the Defendants, the Company, and all Company shareholders shall be forever barred from filing, commencing, or prosecuting any other lawsuit in any jurisdiction, against the Defendant Released Persons, or any of them as applicable, with respect to any Claims released in the Stipulation.

TERMINATION
     42. In the event that: (i) a Judgment substantially in the form of Exhibit C to the Stipulation is not entered by the Court; or (ii) a Judgment substantially in the form of Exhibit C to the Stipulation is entered by the Court but does not become Final, the Stipulation shall be terminated and shall become null and void and of no force and effect, unless otherwise agreed to in writing by the Parties.
     43. In the event of termination, the Stipulation shall not be admissible for any purpose in any proceeding in any court or tribunal. In the event of such termination, all proceedings in the Derivative Action will revert to their status as of September 11, 2008, and no materials created by or received from another Party that were used in, obtained during, or related to settlement discussions shall be admissible for any purpose in any court or tribunal or used, absent consent from the disclosing Party, in any other capacity.
RELEASE OF UNKNOWN CLAIMS
     44. The releases contemplated in the Stipulation extend to claims that the Parties granting the releases do not know or suspect to exist. Nevertheless, under the Stipulation, TRSL, the Company, the Defendants, and all Company shareholders each expressly waives, or shall be deemed to have waived, any and all rights under California Civil Code section 1542 and under any other federal or state statute or law of similar effect.
ATTORNEYS’ FEES AND EXPENSES
     45. Plaintiff’s Counsel shall make an application to the Court for an award of attorneys’ fees not to exceed Twenty-Two and a Half Percent (22.5%) of the Settlement Fund. Plaintiff’s Counsel will also make an application to the Court to be reimbursed out of pocket costs/and or expenses incurred by Plaintiff’s Counsel not to exceed $2,250,000. The amount of attorneys’ fees, costs/and or expenses awarded and/or reimbursed by the Court will be paid out of the Settlement Fund. The Settlement of the Derivative Action is not conditioned on the award of attorneys’ fees, costs and/or expenses, either at all or in any particular amount, by the Court.
THE SETTLEMENT HEARING
     46. The Court has scheduled a Settlement Hearing, which will be held before The Honorable Leo E. Strine, Jr., Vice Chancellor, on December 17, 2008 at 2:30 p.m., at New Castle County Courthouse, 500 King Street, Wilmington, DE 19801 to:
          c. determine whether TRSL and Plaintiff’s Counsel have adequately represented the interests of AIG and its shareholders;
          d. determine whether the Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of AIG and its shareholders;
          e. determine whether final judgment should be entered dismissing the Derivative Action with prejudice, and releasing, barring, and enjoining prosecution of any and all Claims released in the Stipulation;
          f. consider any application by Plaintiff’s Counsel for an award of attorneys’ fees, costs, and/or expenses;
          g. hear and determine any objections to the Settlement and the application by Plaintiff’s Counsel for an award of attorneys’ fees, costs, and/or expenses; and
          h. rule on such other matters as the Court may deem appropriate.
     47. The Court has reserved the right to adjourn and reconvene the Settlement Hearing, including consideration of the application for attorneys’ fees, costs, and/or expenses, without further notice other than by announcement at the Settlement Hearing or any adjournment thereof.

     48. The Court has further reserved the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the Parties to the Stipulation and without further notice to Current Shareholders.
RIGHT TO APPEAR AT SETTLEMENT HEARING
     49. Any Current Shareholder who objects to the Stipulation, the Settlement, the Judgment to be entered herein, and/or any application for attorneys’ fees, costs, and/or expenses by Plaintiff’s Counsel, or who otherwise wishes to be heard, may appear in person or through his attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided however, that no person other than TRSL, the Defendants, the Company, and their respective counsel in the Derivative Action shall be heard, and no papers, briefs, pleadings or other documents submitted by any Current Shareholder shall be received and considered by the Court (except as the Court, in its discretion, shall thereafter otherwise direct, upon application of such Current Shareholder and for good cause shown) unless, no later than fourteen (14) calendar days prior to the Settlement Hearing, the Current Shareholder files with the Register in Chancery, The Court of Chancery, 500 North King Street, Wilmington, Delaware 19801, and, on or before such filing, serves, by hand delivery or overnight mail on the counsel of record listed below, the following: (i) a written notice of intention to appear; (ii) proof of ownership of AIG stock; (iii) a detailed statement of the Current Shareholder’s objections to any matter before the Court; and (iv) the grounds therefore or the reasons why the Current Shareholder desires to appear and to be heard, as well as all documents and writings which the Current Shareholder desires the Court to consider. Such filings must be served upon the following counsel:

Andre G. Bouchard
BOUCHARD MARGULES & FRIEDLANDER, P.A.
222 Delaware Avenue, Suite 1400
Wilmington, DE 19801
Counsel for Defendant C.V. Starr & Co., Inc.
J. Travis Laster
ABRAMS & LASTER LLP
20 Montchanin Road, Suite 200
Wilmington, DE 19807
Counsel for Defendant Maurice R. Greenberg
Edward P. Welch
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, DE 19899
Counsel for Defendant Edward E. Matthews
Kurt M. Heyman
PROCTOR HEYMAN LLP
1116 West Street
Wilmington, DE 19801
Counsel for Defendant Howard I. Smith
Christian Douglas Wright
YOUNG CONAWAY STARGATT & TAYLOR, LLP
The Brandywine Building
1000 West Street, 17th Floor
Wilmington, DE 19801
Counsel for Defendant Thomas R. Tizzio
David S. Eagle
Klehr Harrison Harvey Branzburg & Ellers LLP
919 Market Street, Suite 1000
Wilmington, Delaware 19801
Counsel for Nominal Defendant American International Group, Inc.

Stuart M. Grant
GRANT & EISENHOFER P.A.
Chase Manhattan Centre
1201 North Market Street
Wilmington, DE 19801
Counsel for Plaintiff Teachers’ Retirement System of Louisiana
     50. Unless the Court otherwise directs, any Current Shareholder who fails to object in the manner prescribed above shall be deemed to have waived his, her, or its objection and shall be forever barred from raising any objection in the Derivative Action or any other action or proceeding.
INTERIM INJUNCTION
     51. All proceedings in the Derivative Action are stayed and suspended until order of the Court. Pending final determination of whether the Stipulation should be approved, TRSL, Plaintiff’s Counsel, all AIG shareholders, the Defendants, and the Company, or any of them as applicable, are enjoined from filing, commencing, or prosecuting any other lawsuit in any jurisdiction against the AIG or Defendant Released Persons or TRSL, or any of them as applicable, with respect to any Claims to be released by the Stipulation.
     52. Each of the Parties to the Stipulation is barred from objecting to the Stipulation or any attachment thereto at the Settlement Hearing or otherwise, and from filing an appeal from, or otherwise seeking review of, the Judgment, if such Judgment is entered substantially in the form attached to the Stipulation as Exhibit C, except as required by law, provided, however, that this Paragraph shall not apply to any application for, or an award of, attorneys’ fees, costs, and/or expenses to Plaintiff’s Counsel.